SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 12, 1999



                      NORTH COUNTRY FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)



            Michigan                    0-20167                  38-2062816
(State or other Jurisdiction      (Commission File No.)         (IRS Employer
     of incorporation)                                       Identification No.)

               130 South Cedar Street, Manistique, Michigan 49854
               (Address of Principal Executive Offices) (Zip Code)

                                 (906) 341-8401
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events


The following table presents certain unaudited financial data, per share data, and ratios, which information supplements financial information previously disclosed by North Country Financial Corporation.

                                                         At or For the Three Months
                                                              Ended March 31,
                                                    1999                       1998
Results of Operations:

     Interest income                               $9,732                    $9,183
     Interest expense                               4,622                     4,253
                                                  -------                   -------
          Net interest income                       5,110                     4,930
     Provision for loan losses                        213                       250
                                                  -------                   -------
          Net interest income after
           provision for loan losses                4,897                     4,680
     Other operating income                           615                       542
     Other operating expense                        3,436                     3,658
                                                  -------                   -------
          Income before taxes                       2,076                     1,564
     Income tax expense                               535                       414
                                                  -------                   -------
          Net income                               $1,541                    $1,150
                                                  =======                   =======
Ending Balance Sheet Data:
     Assets                                      $485,410                  $434,043
     Securities                                     8,303                     9,351
     Loans, net                                   416,386                   377,354
     Allowance for loan losses                      6,211                     5,572
     Deposits                                     415,928                   372,162
     Long term liabilities                         25,482                    18,840
     Shareholders' equity                          38,214                    37,471

Per Share Data and Other
     Selected Ratios: (1)
     Net income per common share:
          Basic                                    $ 0.22                    $ 0.16
          Diluted                                  $ 0.21                    $ 0.16
     Dividends paid                                  0.05                      0.04
     Book value per share                            5.44%                     5.25%
     Dividend Payout Ratio                          20.83%                    26.96%
     Efficiency Ratio (2)                           60.02%                    66.85%
     Return on average assets                        1.29%                     1.08%
     Return on average equity                       15.83%                    12.42%
     Average equity to average assets                8.14%                     8.66%
     Net interest margin (3)                         5.14%                     5.46%

Ratio of Earnings to Fixed Charges:
     Including interest on deposits (4)              1.45x                     1.37x
     Excluding interest on deposits (5)              6.30x                     6.67x

Capital Ratios:
     Shareholders' equity to assets
          at period end                              7.87%                     8.63%
     Tangible shareholders' equity
          to tangible assets at period end           6.77%                     7.26%
     Leverage ratio                                  7.0%                      7.0%
     Tier 1 capital to risk-weighted
          assets                                     9.2%                      9.2%
     Total risk-based capital to risk-
          weighted assets                           10.4%                      9.6%

Allowance/Problem Loan Ratios:
     Allowance to total loans at
          period end                                 1.47%                     1.46%
     Ratio of net charge-offs during
          period to average loans
          outstanding                                0.03%                     0.07%

(1)  Per share amounts adjusted for a 3 for 1 stock split on August 25, 1998.
(2) Calculated as total noninterest expense divided by net interest income and total noninterest income.
(3)  Fully taxable-equivalent basis.
(4) Earnings consist of income before income taxes plus interest expense on borrowings, amortization of debt issuance costs, interest on deposits, and the interest component of rental expenses, if any. Fixed charges consist of interest expense on borrowings, amortization of debt issuance costs, interest on deposits, and the interest component of rental expenses, if any.
(5) Earnings consist of income before income taxes plus interest expense on borrowings, amortization of debt issuance costs, and the interest component of rental expenses, if any. Fixed charges consist of interest expense on borrowings, amortization of debt issuance costs, and the interest component of rental expenses, if any.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NORTH COUNTRY FINANCIAL CORPORATION


                                         By /s/ Ronald G. Ford
                                            Ronald G. Ford
                                            Chief Executive Officer

Date: April 27, 1999